Fourth Quarter 2020

Earnings Conference Call
January 26, 2020

Camden NATIONAL CORPORATION

Forward Looking Statements and Non-GAAP Financial Measures

FORWARD LOOKING STATEMENTS

This presentation contains certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including certain plans, exceptions, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," or "goal" or future or conditional verbs such as "will," "may," "might," "should," "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National Corporation (the "Company"). These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

The following factors, among others, could cause the Company's financial performance to differ materially from the Company's goals, plans, objectives, intentions, expectations and other forward-looking statements: weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, an increase in the allowance for loan losses or a reduced demand for the Company's credit or fee-based products and services; changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and could lead to impairment in the value of securities in the Company's investment portfolio; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; changes in tax, banking, securities and insurance laws and regulations; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board ("FASB"), and other accounting standard setters.

Further, statements about the potential effects of the COVID-19 pandemic on the Company's businesses and results of operations and financial conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and the Company.

You should carefully review all of these factors, and be aware that there may be other factors that could cause differences, including the risk factors listed in the Company's filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company's quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. You should carefully review the risk factors described therein and should not place undue reliance on our forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this report, and we undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except to the extent required by applicable law or regulation.

NOTE REGARDING PRESENTATION OF NON-GAAP FINANCIAL MEASURES

This presentation includes certain non-GAAP financial measures. Management uses these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. These non-GAAP financial measures also help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. These measures are not a substitute for GAAP operating results and may not be comparable to non-GAAP measures used by other financial institutions. Schedules that reconcile the non-GAAP financial measures to GAAP financial information are included in our Annual Report on Form 10-K and earnings releases filed with the SEC.

Fourth Quarter 2020 Highlights

- Net income up 9% over last quarter driven by higher mortgage banking income
- Loan deferrals declined to 0.8% of loans, down from 5.5% last quarter
- Asset quality remains strong
- Maintained a strong capital and liquidity position
- Repurchased 9,408 shares at an average price of $34.55 during Q4

Net Income
$18.3 million

Diluted Earnings Per Share
$1.22

Return on Assets
1.45%

Efficiency Ratio (non-GAAP)
53.30%

Total Risk-Based Capital Ratio
15.40%

Camden NATIONAL CORPORATION

Income Statement

$ thousands	4Q20	Increase/(Decrease) 3Q20	4Q19	Highlights
Net interest income	**$35,461**	$980	$3,222	• SBA PPP loans added $3.7mm to 4Q20 interest income, $1.3mm higher than 3Q20
Non-interest income	**$14,331**	$1,635	$2,383	• Year-over-year increase driven by strong mortgage banking income
Total revenue	**$49,792**	$2,615	$5,605	• 6% linked quarter growth; 13% year-over-year growth
Non-interest expense	**$26,692**	$1,471	$1,878	• Linked quarter and year-over-year increase driven by higher incentive accruals based on annual performance
Pre-tax, pre-provision earnings[(1)]	**$23,100**	$1,144	$3,727	• 5% linked quarter growth; 19% year-over-year growth
Provision for credit losses	**$258**	($729)	$44	• Adopted CECL in 4Q20; 3Q20 and 4Q19 presented under incurred loss methodology
Income tax expense	**$4,564**	$370	$643	
Net income	**$18,278**	$1,503	$3,040	

	4Q20	3Q20	4Q19	
Diluted EPS	**$1.22**	$1.11	$0.99	
Efficiency Ratio[(1)]	**53.30%**	50.60%	55.64%	
Net Interest Margin (FTE)	**3.06%**	3.00%	3.12%	
Adjusted Net Interest Margin (FTE)[(1)]	**2.99%**	3.03%	3.13%	• Removes impact of excess liquidity and SBA PPP loans

(1) Non-GAAP measure.

Camden NATIONAL CORPORATION

Net Interest Income and Net Interest Margin

NII and NIM
($ in millions)



$32.2
3.12%
$34.5
3.00%
$35.5
3.06%
4Q19
3Q20
4Q20
NII
NIM

Estimated Changes in Net Interest Income[1]		
	Year 1	Year 2
+200 bps	1.52%	7.72%
-100 bps	-0.67%	-7.78%

(1) Assumes flat balance sheet, no changes in asset/funding mix, and a parallel and pro rata shift in rates over a 12 month period. In the down -100 bps scenarios, Prime is floored at 3.00%, Fed Funds and Treasury rates at 0.01%, and all other market rates are floored at the lesser of current rates or 0.25%. As of December 31, 2020.

Total deposit costs 2020



0.60%
0.31%
0.27%
0.21%
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec

Recent actions and continued focus

- Continue to manage deposit rates lower
- CD maturities:
  - 53% of all CDs maturing in the next 6 months
  - $134 million at 0.92% in next 90 days
  - $54 million at 0.57% in next 4-6 months

Camden NATIONAL CORPORATION

Loan Portfolio

Residential Real Estate

- 70% located in Maine and 24% in Massachusetts
- 62% are primary residences, 28% second homes and 10% investment property
- 98% of balances at </= 80% LTV[(1)] (or supplemented with private mortgage insurance)

Commercial Real Estate

- 67% of real estate located in Maine, 18% in New Hampshire, and 9% in Massachusetts
- 91% of balances at </= 80% LTV[(1)]
- Top 50 CRE loans average a 67% LTV[(1)]

Commercial

- SBA PPP production of $244.8 million added $186.4 million to average loans for Q4 with an average yield of 7.74%

Loan Repricing

- $1.0 billion repricing in the next 12 months (average yield 2.97%)
- Floating rate: $898.4 million, 19% with in-the-money floors, and 74% without floors
- Adjustable rate: $100.3 million, 2% with in-the-money floors, and 50% without floors

Balances of $3.2 Billion

(as of 12/31/20)



Home Equity and Consumer 9%
Commercial 12%
SBA PPP 4%
Commercial Real Estate 42%
Residential Real Estate 33%

Camden NATIONAL CORPORATION

All data is presented as of December 31, 2020.

(1) At origination date.

Commercial Diversification

CRE and Commercial Loans by Industry
(as of 12/31/20)


Other (14 Industries <3%) 20%
Restaurants 2%
Construction 4%
Manufacturing 4%
Retail Trade 7%
Health Care / Social Asst. 8%
Lodging 14%
Real Estate Investment 41%
$1.9 billion

Real Estate Investment Breakdown
(as of 12/31/20)


Other Nonresidential Buildings 8%
1-4 Family 8%
Office Buildings 27%
Industrial / Warehouse 10%
$772 million
Retail Store 19%
Multi-Family / Apartments 28%

Exposure to COVID-19 impacted industries

- $388.8 million, or 12% of total loan portfolio, is within Lodging, Sr. Living & Care Facilities, Restaurants, and Travel & Recreation
- Approximately 53% of Lodging are nationally branded franchises. 54% of Lodging located in Maine, 23% in Massachusetts, and 13% in New Hampshire

Camden NATIONAL CORPORATION

SBA PPP Loans

2020 Originations

Balance Tier	Units	Total Production ($ in millions)	Total Outstanding(1) ($ in millions)
$0 - $50,000	2,200	$35.1	$27.9
$50,001 - $250,000	650	$68.9	$35.1
$250,001 - $500,000	105	$35.7	$14.2
$500,000 - $1,000,000	48	$33.6	$13.8
> $1,000,000	31	$71.5	$46.3
Total	**3,034**	**$244.8**	**$137.3**

2020 Income Recognized

	Origination Fees ($ in millions)	Interest ($ in millions)	Total Income ($ in millions)
Quarter 2	$1.2	$0.5	$1.7
Quarter 3	$1.8	$0.6	$2.4
Quarter 4	$3.2	$0.5	$3.7
YTD 2020	**$6.2**	**$1.6**	**$7.8**

- SBA PPP loans yielded 7.74% and 4.16% during Q4 and Q3, respectively
- $2.2 million of origination fees were yet to be recognized at 12/31/20
- Teams are currently working with customers on another round of the program

Camden NATIONAL CORPORATION

All data is presented as of December 31, 2020.
(1) Excludes unamortized origination fees.

Loan Deferral Details

Category ($ in millions)	9/30/2020 Deferred Volume	9/30/2020 % of Category Deferred	12/31/2020 Deferred Volume	12/31/2020 % of Category Deferred
Real Estate Investment	$12.8	1.7%	$7.1	0.9%
Lodging	$50.2	19.0%	$6.9	2.6%
Other Services (expt. Public Admin)	$8.7	16.9%	$3.5	7.8%
Other Accommodation	$1.1	3.3%	$1.4	4.1%
Restaurants	$1.1	1.8%	$0.4	0.9%
Other Business	$32.0	4.1%	$0.5	0.1%
Business	**$105.9**	**5.5%**	**$19.8**	**1.1%**
Consumer	**$75.3**	**5.6%**	**$6.7**	**0.5%**
Total	**$181.2**	**5.5%**	**$26.5**	**0.8%**

- Short term deferrals for 180 days or less
- Continued to accrue and record interest income throughout deferral period
- We continue to work with our customer to address payment concerns on a case by case basis

Camden NATIONAL CORPORATION

Solid Credit Quality

NPAs / Total Assets



12/31/2009
1.07%
0.67%
0.50%
0.34%
0.25%
0.22%
2016
2017
2018
2019
2020

ALL / NPLs



361.65%
225.77%
171.17%
118.92%
92.28%
12/31/2009
109.31%
2016
2017
2018
2019
2020

NCOs / Average Loans



12/31/2009
0.37%
0.13%
0.07%
0.01%
0.08%
0.02%
2016
2017
2018
2019
2020

ALL / Total Loans



12/31/2009
1.33%
1.18%
0.89%
0.87%
0.82%
0.81%
2016
2017
2018
2019
2020

Camden NATIONAL CORPORATION

Data presented for periods prior to 2020 does not reflect the impact of CECL, as the Company has elected to delay implementation of CECL pursuant to the CARES Act.

Securities Portfolio

- Book value was $1.1 billion, up $7 million, or 1%, linked-quarter
- Average yield (FTE) of 2.05%, down 21 bps linked-quarter
- Unrealized net gain of $37.3 million on AFS compared to $37.7 million at 9/30/20
- 99.9% AFS, 0.1% HTM
- Duration 3.95 years compared to 3.91 years at 9/30/20
- 100% of municipal holdings are rated A or better by at least one rating agency (48% carry additional credit support)

Securities Portfolio Mix
(Book Value at 12/31/20)



U.S. Agencies and Other 5%
Municipal 11%
MBS - Agency 47%
CMO - Agency 37%

($ in millions)	4Q19	1Q20	2Q20	3Q20	4Q20
Average Book Value	$917	$927	$961	$1,029	$1,067
Book Yield (FTE)	2.63%	2.67%	2.60%	2.26%	2.05%
Modified Duration	4.65	4.37	4.12	3.91	3.95

Camden NATIONAL CORPORATION

All data is presented as of December 31, 2020.

CECL Adoption

Allowance for credit losses reconciliation

($ in thousands)	2019	YTD 1Q20	YTD 2Q20	YTD 3Q20	YTD 4Q20
ALL (beginning of period)	$24,712	$25,171	$25,171	$25,171	$25,171
Impact of adopting CECL	$0	$0	$0	$0	$233
Provision for loan losses	$2,862	$1,772	$11,172	$12,172	$13,215
Net charge-offs	$2,403	$422	$804	$929	$754
ALL (end of period)	$25,171	$26,521	$35,539	$36,414	$37,865
Allowance for off-balance sheet credit exposures	$21	$24	$22	$9	$2,568
Allowance for credit losses	**$25,192**	**$26,545**	**$35,561**	**$36,423**	**$40,433**

- Adopted CECL on December 31, 2020, effective as of January 1, 2020
- Impact upon adoption was a $233,000 increase to allowance for loan losses, a $3.3 million increase to the allowance for off-balance sheet credit exposures, which resulted in a $2.8 million capital charge (net of tax)
- 2020 interim periods continue to be reported under the incurred loss methodology and were not restated for CECL
- Key CECL model drivers at December 31, 2020 include, but are not limited to:
  - 4-quarter forecast of Maine unemployment, Maine and National GDP, Maine Retail Sales and Maine Housing Price Index
  - 4-quarter reversion to long-term average

Camden NATIONAL CORPORATION

Strong Liquidity Position

Lines of Credit Exposure
1% Increase in Utilization YoY


$1,292.4
$1,225.1
$1,201.3
49%
48%
48%
51%
52%
52%
12/31/2019
9/30/2020
12/31/2020
Outstanding
Unfunded

Well Positioned to Support Liquidity Needs

Liquidity Sources *(12/31/20)*	Amount *($ in millions)*
Excess Cash	$89.6
Unpledged Investment Securities	$470.0
Unpledged Municipal Securities	$104.6
Over Collateralized Securities Pledging Position	$128.6
FHLB Borrowing Capacity	$525.8
Current Fed Discount Window Availability	$54.2
Unsecured Borrowing Lines	$69.9
Total	**$1,442.7**

Brokered Deposit Access of $691.7 million

- Planned construction funding represents the entire increase in outstanding balance at 12/31/2020 over the year-ago balance

Camden NATIONAL CORPORATION

Strong Capital Position

Tier 1 Leverage Ratio



8.83%
9.07%
9.53%
9.55%
9.13%
Required Minimum(1), 4.00%
2016
2017
2018
2019
2020

Total Risk Based Capital Ratio



14.04%
14.14%
14.36%
14.44%
15.40%
Required Minimum(1), 10.50%
2016
2017
2018
2019
2020

Common Equity Tier 1 (CET1) Ratio



11.27%
11.30%
11.62%
11.80%
12.45%
Required Minimum(1), 7.00%
2016
2017
2018
2019
2020

				Cushion	
($ in millions)	Ratios at 12/31/20	Amount	Required Minimum(1)	Capital Above Required Minimum	Asset Growth
Tier 1 Leverage	9.13%	$445.9	4.00%	$250.5	$6,263.7
Total Assets for Leverage Ratio		$4,882.8			
Common Equity Tier 1	12.45%	$402.9	7.00%	$176.4	$2,519.5
Total Risk Based Capital	15.40%	$498.3	10.50%	$158.6	$1,510.1
Total Risk Weighted Assets		$3,235.6			

Repurchased 274,354 shares at an average price of $35.36 in 2020, including 9,408 shares in 4Q20 at an average price of $34.55.

Camden NATIONAL CORPORATION

(1) "Required Minimum" ratios represent minimum required capital ratios plus, for the risk based ratios, the fully phased-in 2.50% CET1 capital conservation buffer.